Exhibit 99.1

Media Contact:	Investor Relations Contact:
Kate Leeson	Kori Doherty
Taleo Corporation	Integrated Corporate Relations
415-568-9759	617-217-2084
kleeson@taleo.com	kdoherty@icrinc.com
DRAFT: For Immediate Release:
Taleo Announces Record First Quarter 2006 Financial Results
•	Q1 2006 revenue increased by 22% year-over-year to over $22 million

•	Q1 2006 recurring application revenue increased by 21% year-over-year to over $18 million

•	Record number of new customers added in Q1; Total customer base grows to 518
SAN FRANCISCO — May 22, 2006 – Taleo Corporation (Nasdaq: TLEO), the leading provider of on demand talent management solutions, today announced financial results for its fiscal first quarter ended March 31, 2006.
“We are very pleased with the company’s performance for the first quarter of 2006, which was highlighted by strong growth in recurring applications revenue and customer acquisition,” said Michael Gregoire, president and CEO, Taleo. “The demand for talent management continues to be strong, and our leadership position and proven track record of customer success sets Taleo apart in the market place.”
Taleo delivered the following results for the quarter ended March 31, 2006:
Revenue: Total revenue for the first quarter was $22.2 million, an increase of 22% on a year-over-year basis. Recurring application revenue for the first quarter was $18.2 million, an increase of 21% on a year-over-year basis.
Net Loss and Loss Per Share: Net loss in accordance with generally accepted accounting principles in the United States, or GAAP, was $0.6 million for the first quarter, compared to a net loss of $1.6 million for the same period last year. Net loss for the first quarter of 2006 includes share-based payment expense of $0.8 million pursuant to the adoption on January 1, 2006 of Financial Accounting Standards Board (FASB) Statement No. 123R, “Share-Based Payment,” which requires companies to expense the fair value of employee stock options and similar awards. Loss per share was $0.03 for the first quarter of 2006 based on 18.8 million average shares outstanding compared to loss per share of $23.17 for the same period in 2005 based on 70 thousand average shares outstanding.
Normalized Net Income and Normalized Earnings Per Share: Normalized net income (a non-GAAP financial measure), which excludes restructuring costs, loss on disposal of fixed assets, share-based payment expense, amortization of acquired intangibles, and accretion of dividends and issuance costs on preferred stock, was $0.7 million for the first quarter of 2006, compared to normalized net income of $0.6 million in the same period last year. Normalized diluted earnings per share was $0.03 for the first quarter of 2006 based on 25.4 million average shares outstanding compared to normalized diluted earnings per share of $0.03 for the same period in 2005 based on 18.9 million average shares outstanding.
Additional First Quarter Business Highlights:
•	Taleo added a record number of new customers in the quarter, bringing total customers to 518.

•	New Taleo customers added in the first quarter of 2006 include the following leading companies across a wide variety of industries: Alcatel, BorgWarner Inc., Cognos, El Paso Corporation, Lasso Energy Services, National Collegiate Athletic Association (NCAA), Sydney Airports Corporation Limited, Teach for America, Transfield Services, University of Toronto, and West Suburban Bank.

•	Taleo expanded the number of registered users during the first quarter of 2006 to a total of more than 588,000, up from approximately 527,000 in the previous quarter.

•	Taleo customers have used the Taleo solution to process nearly 40 million candidates and enable more than 1.3 million hires since inception.

•	Taleo launched Taleo Verify, powered by Verified Person, which provides background screening and verification services.

•	Taleo won the 2006 hrGOV award for The Most Innovative Talent Management Solutions, and Taleo Business Edition was named a Codie Award finalist in the category of Best HR Product or Service.

•	Taleo launched a new service offering to help clients manage the new OFCCP regulatory compliance for Internet Job Applicants.
Conference Call Details
In conjunction with this announcement, Taleo will host a conference call today at 5:00 pm (EDT) to discuss the company’s first quarter 2006 financial results. To access this call, dial 800-289-0533 (domestic) or 913-981-5525 (international). A replay of this conference call will be available through May 29, 2006, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 3094293. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s Web site, (www.taleo.com) and a replay will be archived on the Web site as well.
About Taleo Corporation
Taleo Corporation (NASDAQ: TLEO) delivers on demand talent management solutions that enable organizations of all sizes to assess, acquire, develop and align their workforces for improved business performance. Taleo’s customers use its suite of solutions to improve their talent management processes to reduce the time and costs associated with these processes and to enhance the quality, productivity and satisfaction of their workforces. Taleo currently has 518 corporate customers with more than 588,000 registered users who use our services to fill positions in almost 100 countries.
Forward-looking Statements
This release contains forward-looking statements, including statements regarding Taleo’s future financial performance, market growth and general business conditions. Any forward-looking statements contained in this press release are based upon Taleo’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Taleo’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Taleo disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including the possibility that the market for enterprise software does not develop as anticipated; the volatility of our stock price due to the difficulty in predicting operating results and the long sales cycle for our software; failure to develop new software products or enhance existing products; failure to retain key staff; the failure to maintain historical maintenance renewal rates; and the failure to properly protect our proprietary rights and intellectual property. Further information on potential factors that could affect actual results is included in Item 1A of Taleo’s Annual Report on Form 10-K, as filed with the SEC on April 17, 2006, and in other reports filed by Taleo with the SEC.
Non-GAAP Financial Measures
Taleo has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes normalized income from operations, normalized net income and normalized earnings per share. Taleo uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Taleo’s ongoing operational performance. Taleo believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Taleo’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures discussed above exclude restructuring costs, loss on disposal of fixed assets, share-based payment expense, amortization of acquired intangibles, and accretion of dividends and issuance costs on preferred stock.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.
Source: Taleo Corporation

Taleo Corporation
Condensed Consolidated Statements of Operations
(All amounts in thousands except per share data)

	Three Months Ended
	March 31
	2006	2005
		(Restated)
Revenue:
Application	$18,216	$15,028
Consulting	3,948	3,129

Total revenue	22,164	18,157

Cost of revenue (note 2):
Application	4,237	3,827
Amortization of acquired intangibles	249	222

Total cost of application revenue	4,486	4,049
Consulting	3,321	2,215

Total cost of revenue	7,807	6,264

Gross profit	14,357	11,893

Operating expenses (note 2):
Sales and marketing	6,353	5,405
Research and development	4,782	3,946
General and administrative (note 1)	4,463	2,319
Restructuring costs and other charges	—	804

Total operating expenses	15,598	12,474

Loss from operations	(1,241)	(581)

Other income (expense):
Interest income	709	40
Interest expense	(30)	(136)
Other (expense) income, net	(24)	(95)

Total other income (expense)	655	(191)

Loss before provision for income tax	(586)	(772)

Provision for income taxes	8	—

Net loss	$(594)	$(772)

Accretion of dividends and issuance cost on preferred stock	—	(850)

Net loss attributable to Class A common stockholders	$(594)	$(1,622)

Net loss attributable to Class A common stockholders — basic and diluted	$(0.03)	$(23.17)

Weighted average Class A common shares — basic and diluted	18,789	70

NOTES

1.	Includes $366 of stock compensation expense under SFAS 123 related to a warrant issued to an external consultant in the quarter ended March 31, 2005.

2.	Includes share-based payments expense of $823 pursuant to adoption of SFAS 123R as of January 1, 2006.

Application COS	$ 40
Service COS	40

COS Subtotal	80

Sales & Marketing Operating Cost	217
R&D Operating Cost	122
G&A Operating Cost	404

SG&A Subtotal	743

Total share-based payments expense	$ 823

Reconciliation of GAAP loss from operations and normalized income from operations:

	Three Months Ended
	March 31
	2006	2005
GAAP loss from operations reported above	$(1,241)	$(581)
Add back:
Restructuring costs and other charges	—	804
Loss on disposal of fixed assets	181	—
Stock compensation expense	—	366
Share-based payments (SFAS 123R)	823	—
Amortization of acquired intangibles	249	222

	1,253	1,392

Normalized income from operations	$12	$811

Reconciliation of GAAP net loss and net loss per share with normalized net income and normalized earnings per share:

	Three Months Ended
	March 31
	2006	2005
GAAP net loss reported above	$(594)	$(1,622)
Add back:
Restructuring costs and other charges	—	804
Loss on disposal of fixed assets	181	—
Stock compensation expense	—	366
Share-based payments (SFAS 123R)	823	—
Amortization of acquired intangibles	249	222
Accretion of dividends and issuance costs on preferred stock	—	850

	1,253	2,242

Normalized net income	$659	$620

Normalized net income per share Basic	$0.04	$8.86

Basic, pro forma as adjusted	$0.03	$0.04

Diluted	$0.03	$0.03

Reconciliation of basic and diluted share count:

Basic	18,789	70

Add: Weighted Average — Series B Common Stock	4,038	4,038

Weighted Average — Preferred Stock	—	12,335

Weighted Average — Warrants & Options	2,605	2,422

Diluted	25,432	18,865

Less: Weighted Average — Warrants & Options	(2,605)	(2,422)

Basic, pro forma as adjusted	22,827	16,443

Taleo Corporation
Condensed Consolidated Balance Sheets
(All amounts in thousands)

	March 31,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$62,731	$59,346
Restricted cash	779	1,110
Accounts receivable	20,517	15,026
Prepaid expenses and other current assets	4,021	3,010
Investment credit receivable	2,815	4,944

Total current assets	90,863	83,436

Property and equipment, net	6,924	7,129

Restricted Cash	1,248	936
Other assets	382	283
Goodwill	6,027	5,947
Other Intangibles, net	1,040	1,289

Total assets	$106,484	$99,020

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$581	$583
Accounts payable and accrued liabilities	11,267	13,063
Contingent shares issuable	80	81
Customer deposits	2,397	342
Deferred revenue	17,724	10,870

Total current liabilities	32,049	24,939

Customer deposits and deferred revenues	187	114
Other liabilities	129	155
Long-term debt	256	399
Class B redeemable common stock	—	—

Total liabilities	32,621	25,607

Exchangeable share obligation	1,713	1,715

Stockholders’ equity:
Capital stock	—	—
Additional paid-in capital	125,934	124,947
Accumulated deficit	(54,295)	(53,701)
Deferred compensation	—	(21)
Accumulated other comprehensive income	511	473

Total Stockholders’ equity	72,150	71,698

Total liability and stockholders’ equity	$106,484	$99,020